Kewaunee Scientific Reports
Results for First Quarter of Fiscal Year 2025

Exchange:    NASDAQ (KEQU)                Contact:    Donald T. Gardner III
                                    704/871-3274

STATESVILLE, N.C. September 11, 2024 – PRNewswire / Kewaunee Scientific Corporation (NASDAQ: KEQU) today announced results for its first quarter ended July 31, 2024.

Fiscal Year 2025 First Quarter Results:

Sales during the first quarter of fiscal year 2025 were $48,393,000, a decrease of 2.9% compared to sales of $49,839,000 from the prior year's first quarter. Pre-tax earnings for the quarter were $2,430,000 compared to $3,412,000 for the prior year quarter, a decrease of 28.8%. Net earnings were $2,193,000 compared to net earnings of $2,474,000 for the prior year quarter. EBITDA1 for the quarter was $3,325,000 compared to $4,305,000 for the prior year quarter. Diluted earnings per share was $0.74 compared to diluted earnings per share of $0.86 in the prior year quarter.

The Company’s order backlog was $159.4 million on July 31, 2024, as compared to $140.8 million on July 31, 2023, and $155.6 million on April 30, 2024.

Domestic Segment - Domestic sales for the quarter were $35,523,000, an increase of 0.3% from sales of $35,420,000 in the prior year quarter. Domestic segment net earnings was $2,871,000 compared to $2,711,000 in the prior year quarter. Domestic segment EBITDA was $4,738,000 compared to $4,578,000 for the prior year quarter. Domestic segment volumes were similar to the prior year quarter with demand remaining stable across all end-markets.

International Segment - International sales for the quarter were $12,870,000, a decrease of 10.7% from sales of $14,419,000 in the prior year quarter. International segment net earnings was $463,000 compared to $469,000 in the prior year quarter. International segment EBITDA was $696,000 compared to $670,000 for the prior year quarter. The decline in sales is attributable to customer construction site delays in India which pushed out the timing of deliveries.

Corporate Segment – Corporate segment pre-tax net loss was $1,992,000 for the quarter, as compared to a pre-tax net loss of $1,004,000 in the prior year quarter. Corporate segment EBITDA for the quarter was ($2,109,000) compared to corporate segment EBITDA of ($943,000) for the prior year quarter. The change in EBITDA was driven by an increase in professional service fees during the quarter that are unrelated to the core business and the net change in Corporate cost allocation methodology across our business segments.

1 EBITDA is a non-GAAP financial measure. See the table below for a reconciliation of EBITDA and segment EBITDA to net earnings (loss), the most directly comparable GAAP measure.

CORPORATE OFFICES ● P. O. BOX 1842, STATESVILLE, NORTH CAROLINA 28687-1842 ● 2700 WEST FRONT STREET, STATESVILLE, NORTH CAROLINA 28677-2927
PHONE 704-873-7202 ● FAX 704-873-1275

Total cash on hand on July 31, 2024 was $25,186,000, as compared to $25,938,000 on April 30, 2024. Working capital was $56,012,000, as compared to $49,291,000 at the end of the first quarter last year and $56,037,000 on April 30, 2024.

The Company had short-term debt of $3,627,000 as of July 31, 2024, as compared to $3,099,000 on April 30, 2024. Long-term debt was $28,293,000 on July 31, 2024, as compared to $28,479,000 on April 30, 2024. The building lease from the Company's December 2021 sale-leaseback transaction accounts for $27,958,000 of the long-term debt on July 31, 2024 and $28,133,000 of the long-term debt on April 30, 2024. Long-term debt, net of the sale-leaseback transaction, was $335,000 on July 31, 2024 as compared to $346,000 on April 30, 2024. The Company’s debt-to-equity ratio on July 31, 2024 was 0.68-to-1, as compared to 0.70-to-1 on April 30, 2024. The Company's debt-to-equity ratio, net of the sale-leaseback transaction, on July 31, 2024 was 0.19-to-1, as compared to 0.20-to-1 on April 30, 2024.

"Our financial performance for the first quarter of fiscal year 2025 was solid," said Thomas D. Hull III, Kewaunee's President and Chief Executive Officer. "Domestic segment operating performance was improved when compared to last year's first quarter as our manufacturing loadings remain at a consistent level. Site delays in India on multiple projects impacted our ability to ship products and deliver services leading to a slightly down quarter when compared to the prior year first quarter."

"Looking ahead, our backlog remains strong and quoting for new projects remains high, providing a line of sight to another strong year for the Company."

EBITDA, Segment EBITDA, Adjusted EBITDA, and Adjusted Segment EBITDA Reconciliation

Quarter Ended July 31, 2023	Domestic	International	Corporate	Consolidated
Net Earnings (Loss)	$2,711	$469	$(706)	$2,474
Add/(Less):
Interest Expense	380	36	14	430
Interest Income	—	(213)	(1)	(214)
Income Taxes	913	282	(298)	897
Depreciation and Amortization	574	96	48	718
EBITDA	$4,578	$670	$(943)	$4,305

Quarter Ended July 31, 2024	Domestic	International	Corporate	Consolidated
Net Earnings (Loss)	$2,871	$463	$(1,141)	$2,193
Add/(Less):
Interest Expense	441	21	10	472
Interest Income	—	(174)	(173)	(347)
Income Taxes	764	279	(851)	192
Depreciation and Amortization	662	107	46	815
EBITDA	$4,738	$696	$(2,109)	$3,325
Professional Fees	—	—	730[2]	730
Adjusted EBITDA	$4,738	$696	$(1,379)	$4,055

2 Professional fees not related to our core business

Adjusted Consolidated Statement of Operations Reconciliation

	Three Months Ended July 31,
	As Reported 2024	Professional Fees	Adjusted 2024	2023
Net sales	$48,393	$—	$48,393	$49,839
Cost of products sold	35,905	—	35,905	37,925
Gross profit	12,488	—	12,488	11,914
Operating expenses	9,913	730[3]	9,183	8,106
Operating profit	2,575	730	3,305	3,808
Pension expense	—	—	—	(41)
Other income, net	327	—	327	75
Interest expense	(472)	—	(472)	(430)
Profit before income taxes	2,430	730	3,160	3,412
Income tax expense	192	153 [4]	345	897
Net earnings	2,238	577	2,815	2,515
Less: Net earnings attributable to the non-controlling interest	45	—	45	41
Net earnings attributable to Kewaunee Scientific Corporation	$2,193	$577	$2,770	$2,474

Net earnings per share attributable to Kewaunee Scientific Corporation stockholders
Basic	$0.77	$0.20	$0.97	$0.87
Diluted	$0.74	$0.19	$0.93	$0.86
3 Professional fees not related to our core business
4 Estimated tax impact of professional fees not related to our core business

About Non-GAAP Measures

The Company includes non-GAAP financial measures such as adjusted net earnings and adjusted net earnings per share, in the information provided with this press release as supplemental information relating to its operating results. Adjusted net earnings represents GAAP net earnings adjusted for professional fees not related to its core business and the corresponding tax impact. This financial information is not in accordance with, or an alternative for, GAAP-compliant financial information and may be different from the operating or non-GAAP financial information used by other companies. The Company believes that this presentation of adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations.

EBITDA and Segment EBITDA are calculated as net earnings (loss), less interest expense and interest income, income taxes, depreciation, and amortization. Adjusted EBITDA and Adjusted Segment EBITDA are calculated as EBITDA or Segment EBITDA less the impact of the professional fees not related to the Company's core business that were incurred during FY25, as discussed in more detail above. We believe EBITDA, Segment EBITDA, Adjusted EBITDA, and Adjusted Segment EBITDA allow management and investors to compare our performance to other companies on a consistent basis without regard to depreciation and amortization or the costs incurred related to our one-time pension termination transaction executed during fiscal year 2024, which can vary significantly between companies depending upon many factors. EBITDA, Segment EBITDA, Adjusted EBITDA, and Adjusted Segment EBITDA are not calculations based upon generally accepted accounting principles, and the method for calculating EBITDA, Segment EBITDA, Adjusted EBITDA, and Adjusted Segment EBITDA can vary among companies. The amounts included in the EBITDA, Segment EBITDA, Adjusted EBITDA, and Adjusted Segment EBITDA calculations, however, are derived from amounts included in the historical consolidated statements of operations. EBITDA, Segment EBITDA, Adjusted EBITDA, and Adjusted Segment EBITDA should not be considered as alternatives to net earnings (loss) or operating earnings (loss) as an indicator of the Company’s operating performance, or as an alternative to operating cash flows as a measure of liquidity.

About Kewaunee Scientific

Founded in 1906, Kewaunee Scientific Corporation is a recognized global leader in the design, manufacture, and installation of laboratory, healthcare, and technical furniture products. The Company’s products include steel and wood casework, fume hoods, adaptable modular systems, moveable workstations, stand-alone benches, biological safety cabinets, and epoxy resin work surfaces and sinks.

The Company’s corporate headquarters are located in Statesville, North Carolina. Sales offices are located in the United States, India, Saudi Arabia, and Singapore. Three manufacturing facilities are located in Statesville serving the domestic and international markets, and one manufacturing facility is located in Bangalore, India serving the local, Asian, and African markets. Kewaunee Scientific's website is located at http://www.kewaunee.com.

This press release contains statements that the Company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the Company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "predict," "believe" and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions, and other important factors that could significantly impact results or achievements expressed or implied by such forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to: competitive and general economic conditions, including disruptions from government mandates, both domestically and internationally, as well as supplier constraints and other supply disruptions; changes in customer demands; technological changes in our operations or in our industry; dependence on customers’ required delivery schedules; risks related to fluctuations in the Company’s operating results from quarter to quarter; risks related to international operations, including foreign currency fluctuations; changes in the legal and regulatory environment; changes in raw materials and commodity costs; acts of terrorism, war, governmental action, and natural disasters and other Force Majeure events. The cautionary statements made pursuant to the Reform Act herein and elsewhere by us should not be construed as exhaustive. We cannot always predict what factors would cause actual results to differ materially from those indicated by the forward-looking statements. Over time, our actual results, performance, or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such difference might be significant and harmful to our stockholders’ interest. Many important factors that could cause such a difference are described under the caption “Risk Factors,” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended April 30, 2024, which you should review carefully, and in our subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. These reports are available on our investor relations website at www.kewaunee.com and on the SEC website at www.sec.gov. These forward-looking statements speak only as of the date of this document. The Company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Kewaunee Scientific Corporation
Condensed Consolidated Statements of Operations
(Unaudited)
($ and shares in thousands, except per share amounts)

	Three Months Ended July 31,
	2024	2023
Net sales	$48,393	$49,839
Cost of products sold	35,905	37,925
Gross profit	12,488	11,914
Operating expenses	9,913	8,106
Operating profit	2,575	3,808
Pension expense	—	(41)
Other income, net	327	75
Interest expense	(472)	(430)
Profit before income taxes	2,430	3,412
Income tax expense	192	897
Net earnings	2,238	2,515
Less: Net earnings attributable to the non-controlling interest	45	41
Net earnings attributable to Kewaunee Scientific Corporation	$2,193	$2,474

Net earnings per share attributable to Kewaunee Scientific Corporation stockholders
Basic	$0.77	$0.87
Diluted	$0.74	$0.86
Weighted average number of common shares outstanding
Basic	2,849	2,860
Diluted	2,967	2,885

Kewaunee Scientific Corporation
Condensed Consolidated Balance Sheets
($ in thousands)

	July 31, 2024	April 30, 2024
	(Unaudited)
Assets
Cash and cash equivalents	$24,211	$23,267
Restricted cash	975	2,671
Receivables, less allowances	43,545	45,064
Inventories	19,285	20,679
Prepaid expenses and other current assets	4,683	5,136
Total Current Assets	92,699	96,817
Net Property, Plant and Equipment	17,112	17,649
Right of use assets	6,944	7,454
Deferred income taxes	8,091	7,401
Other assets	7,172	5,445
Total Assets	$132,018	$134,766

Liabilities and Stockholders' Equity
Short-term borrowings	$3,627	$3,099
Current portion of lease obligations	2,144	2,234
Current portion of financing liability	731	713
Accounts payable	20,619	23,262
Other Current Liabilities	9,566	11,472
Total Current Liabilities	36,687	40,780
Long-term portion of lease obligations	5,333	5,669
Long-term portion of financing liability	27,227	27,420
Other non-current liabilities	5,258	4,688
Total Liabilities	74,505	78,557
Kewaunee Scientific Corporation Equity	56,023	54,760
Non-controlling interest	1,490	1,449
Total Stockholders' Equity	57,513	56,209
Total Liabilities and Stockholders' Equity	$132,018	$134,766